STOCK OPTION AGREEMENT
                             ----------------------

         THIS AGREEMENT, made and entered into as of the _____ day of ________, 2000, by and between EAUTOCLAIMS.COM, a Florida corporation (hereinafter referred to as the "Company"), and ____________________________ (hereinafter referred to as "Optionee").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the Company has adopted a Stock Option Plan for the benefit of the employees of the Company; and

     WHEREAS, Optionee has been approved by the Board of Directors of the Company for the grant of an option under said Plan; and

     WHEREAS, Optionee desires to be granted an option pursuant to said Plan;

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and in consideration of the sum of Ten ($10.00) Dollars in hand paid, receipt whereof is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Grant of Option. The Company hereby grants to Optionee an option to acquire the number of shares of the Company's common stock subject to exercise price and vesting schedule set forth on Schedule A, the terms of which are incorporated herein by reference.

         2. General Options. The options shall have a five (5) year term. Optionee is required to be employed at each annual vesting date to vest the options in accordance with Schedule "A". Optionee shall be given retroactive credit for prior years of service.

                  Optionee may exercise his option pursuant to Schedule A by written notice to the Company, specifying the intent of the Optionee to exercise his option, the date on which he will purchase such shares, and the number of shares to be purchased. Upon the date so specified, Optionee shall pay the Company the purchase price for the number of shares to be so purchased in cash or cashiers check, and shall sign such investment letter as shall be required by the Company. The Company shall forthwith issue to Optionee and deliver to him a stock certificate or certificates for the number of shares so purchased. In the alternative, Optionee may elect the "cashless exercise" provision and receive the Net Issue Exercise Shares in accordance with Exhibit "A."

         The Company should not be obligated to deliver any shares unless and until there has been compliance with all applicable securities regulations.

     3. [Reserved]

     4. Adjustments. In the event of any stock dividend, split-up, combination or exchange of shares, recapitalization, merger, consolidation, acquisition of property or stock, separation, reorganization, or the like, the number and class of shares subject to this Agreement and the option price therefor shall be proportionately adjusted.

     5. Non-Transferability of Options. The option granted hereunder shall not be transferable by Optionee otherwise than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by him.

     6.  Death or  Termination  of  Employment.

     a. In the event of the death of Optionee while the option granted hereunder is outstanding, such option may be exercised by the person or persons to whom Optionee's rights under the option are passed by will or the laws of descent and distribution (including his estate during the period of administration) at any time prior to the earlier of (i) the expiration date of the option, or (ii) the expiration of one (1) year after the date of Optionee's death (or such longer period, not exceeding one (1) additional year, as the Board of Directors or Administrative Committee may approve), to the extent of the option granted hereunder (whether or not the required period of employment after the date of this Agreement has been completed prior to the death or date of exercise of the option).

     In the event the employment by the Company of Optionee shall terminate for any reason other than by death under the circumstances set forth in subparagraph
(a) above, the vested but unexercised portion of such option may be exercised by Optionee at any time prior to the earlier of (i) the expiration of the option, or (ii) the expiration of ninety (90) days after the date of such termination, to the extent Optionee is entitled to exercise such option at the date of such termination.

     b. In the event the employment by the Company of Optionee shall, in the opinion of the Board of Directors or Administrative Committee have been terminated under circumstances which, in the opinion Board or Committee, constitute cause for discharge, such option, and all rights to purchase shares pursuant thereto, except as to shares theretofore purchased pursuant to exercise of such option, shall forthwith terminate.


     7. Expenses. The Company shall pay the cost of documentary stamps on any stock issued hereunder.

     8. Amendment and Termination. The Company has reserved the right to amend or terminate at any time the Plan under which this Agreement is made, provided that any amendment or termination shall not affect Optionee's right to the benefit of this Agreement.

     9. Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

     10. Construction and Severability. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida, and the invalidity of any one or more portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law shall not affect the validity of any other portion of this Agreement; and in the event that one or more portions contained herein shall be invalid, this instrument shall be construed as if such invalid portions had not been inserted.

     11. Binding. Except as herein otherwise provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties signatory hereto, their personal representatives, heirs, successors and assigns.

     12. Employment. Nothing in this Agreement or the options granted hereunder shall confer any right to Optionee to continue in the employ of the Company, or interfere in any way with any of the rights of the Company, except as expressly provided for herein.

     13. Costs and Attorney's Fees. If the obligations of the parties expressed herein are the subject of litigation, the prevailing party shall be entitled to recover from the other party all reasonable costs and expenses of such litigation, including reasonable attorneys fees and costs of appeal.

     14. Modification. No change or modification in this Agreement shall valid unless the same be in writing and signed by the parties hereto.

     15. Applicable Law. This Agreement shall be construed and regulated under and by the laws of the State of Florida.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.


                                        EAUTOCLAIMS.COM, a Florida corporation


                                        By:
                                             ----------------------------
                                                       President


                                        Attest:
                                             ----------------------------
                                                       Secretary


                                        "OPTIONEE"


                                        ---------------------------------
                                        Print Name:
                                                   ----------------------

                                   EXHIBIT "A"

                            NET ISSUE EXERCISE SHARES
                            -------------------------

         The Optionee may elect to receive, without the payment by the Optionee of any additional consideration, shares equal to the value of this Option or any portion hereof by the surrender of this Option or such portion to the Company, together with written notice that the Optionee wishes to elect to exercise this Option on a net issue exercise basis, at the office of the Company. Thereupon, the Company shall issue to the Optionee such number of fully paid and nonassessable shares of Common Stock of the Company as is computed using the following formula:

                                   X = Y (A-B)
                                   -----------
                                        A

Where

               X  = the number of shares to be issued to the  Optionee  on the exercise of this Option or any portion thereof.

               Y  = the number of shares  covered by this Option in respect of which the net issue election is made.


               A  = the fair  market  value of one share of Common  Stock,  as determined in good faith by the Board of Directors of the Company, as at the time the net issue election is made.


               B  = the  Option  Price in  effect  at the  time the net  issue election is made.

The Board shall promptly respond in writing to an inquiry by the Optionee as to the fair market value of one share of Common Stock.

                                  SCHEDULE "A"
                                  -----------

Name of Optionee:
                 -------------------------------------------

Number of Options issued to
acquire Common Stock
                         -----------------------------------

Exercise Price per Option     $
                              ------------------------------
Vesting Schedule

         Immediately Vested                     #
                                                  --------------------------
                                    , 2000      #
         ---------------------------              --------------------------
                                    , 2001      #
         ---------------------------              --------------------------
                                    , 2002      #
         ---------------------------              --------------------------
                                                #
                                                  --------------------------




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Optionee Initials                                 Company Initials